Exhibit 99.1

T|SYS|(R)  News Release
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For Immediate Release

Contact:

Eric S. Bruner             Danita Gibson-Lloyd          Leo S. Berard
TSYS Media Relations       TSYS Media Relations         TSYS Investor Relations
+1.706.644.8457            +1.706.649-5578              +1.706.649.5220
ebruner@tsys.com           dglloyd@tsys.com             leoberard@synovus.com


          J.P. Morgan Chase & Co. Selects TSYS for Processing Services

Columbus, Ga., July 7, 2004 - J.P. Morgan Chase & Co. has selected TSYS to provide credit card processing for the merged card portfolios of the former Bank One Corp. and JPMorgan Chase, and complete a planned upgrade of card-processing technology, according to official notification received today from JPMorgan Chase.

     TSYS will continue exclusive negotiations with JPMorgan Chase to provide processing services for the 87 million cardmembers of Chase Card Services. The companies expect to reach a definitive agreement in the near future.

About TSYS

     TSYS (NYSE: TSS) brings integrity and innovation to the world of electronic payment services as the integral link between buyers and sellers in this rapidly evolving universe. Synovus (NYSE: SNV) owns an 81-percent interest in TSYS. For more information, contact news@tsys.com.

     This press release contains statements that constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding TSYS' expectation that negotiations with J.P. Morgan Chase & Co. will conclude with a new contract in the near future. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Factors that could cause actual results to differ materially from those contemplated by the forward looking statements in this press release and which are beyond TSYS' ability to control or predict include the inability of TSYS and JPMorgan Chase to satisfactorily conclude negotiations with respect to a definitive agreement. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations.

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